Exhibit 5.4

50 West Liberty Street, Suite 750 Reno, Nevada 89501 Main 775.323.1601 Fax 775.348.7250	A Professional Law Corporation

May 20, 2019

Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603

Re:	Post-Effective Amendment to Registration Statement on Form S-3 Filed by Coeur Mining, Inc.

Ladies and Gentlemen:

We have acted as local Nevada counsel to Coeur Mining, Inc., a Delaware corporation (the “Parent”), and as local Nevada counsel to Coeur Sterling, Inc., a Nevada corporation (the “Company”), in connection with a post-effective amendment to the Registration Statement on Form S-3 adding additional subsidiaries as co-registrants (the “Registration Statement”) filed by the Parent with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an indeterminate number and amount of various securities, including common stock, preferred stock, debt securities warrants, depositary shares, purchase contracts and units of the Parent, and guarantees of debt securities by certain subsidiaries of the Parent, including the Company.

A.          Documents and Matters Examined

In connection with this opinion letter, we have examined originals or copies of such documents, records, certificates of public officials and certificates of officers and representatives of the Company as we have considered necessary to provide a basis for the opinions expressed herein, including the following:

A-1          the Articles of Incorporation of the Company, as amended to date;

A-2          the Amended and Restated Bylaws of the Company, as amended to date;

A-3          the Registration Statement;

A-4          the action by written consent of the Board of Directors of the Company relating to, among other things, the filing of the Registration Statement;

A-5          the forms of Subordinated Debt Indenture, Senior Debt Indenture and Secured Indenture incorporated by reference as exhibits to the Registration Statement (the “Indentures”); and

A-6          the Certificate of the Nevada Secretary of State as to the incorporation and good standing of the Company as of May 20, 2019 (the “Good Standing Certificate”).

Coeur Mining, Inc.
May 20, 2019
Page Two

As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) information provided in certificates of officers of the Company.  We have not independently verified the facts so relied on.

In such examination, we have assumed the following without investigation: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

B.          Opinions

Based on the foregoing and subject to the qualifications and exclusions stated below, we express the following opinions:

B-1          Based solely on the Good Standing Certificate, the Company is a corporation validly existing and in good standing under Nevada law.

B-2          The Company has the corporate power and authority to enter into the Indentures and to perform its obligations thereunder.

For purposes of expressing the opinions herein, we have examined the laws of the State of Nevada, and our opinions are limited to such laws in their current form.  We have not reviewed, nor are our opinions in any way predicated on an examination of, the laws of any other jurisdiction, and we expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

The opinions expressed herein (a) are limited to matters expressly stated herein, and no other opinions may be implied or inferred, including that we have performed any actions in order to provide the legal opinions and statements contained herein other than as expressly set forth, and (b) are as of the date hereof (except as otherwise noted above).  We disclaim any undertaking or obligation to update these opinions for events and circumstances occurring after the date hereof (including changes in law or facts, or as to facts relating to prior events that are subsequently brought to our attention), or to consider its applicability or correctness as to persons or entities other than the addressees.

We hereby consent to the filing of this opinion as an exhibit to the post-effective amendment to the Registration Statement and any amendments thereto, including any and all reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or related rules and regulations of the Commission issued thereunder.

Sincerely,

PARSONS BEHLE & LATIMER

/s/ Parsons Behle & Latimer